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                                                                    EXHIBIT 99.1

                                      Contact:

                                      Bingham Financial Services Corporation
                                      260 East Brown Street, Suite 200
                                      Birmingham, Michigan 48009
                                      Ronald A. Klein, 248-644-8838


                     BINGHAM FINANCIAL SERVICES CORPORATION
                       ANNOUNCES NASDAQ SMALLCAP DELISTING


         BIRMINGHAM, MI, MAY 22, 2002 -- Bingham Financial Services Corporation (Nasdaq: BFSC) announced that the Company's stock was delisted from the Nasdaq SmallCap Market, effective with the opening of business today, May 22, 2002. Bingham expects that the Company's stock will now trade on the Over the Counter Bulletin Board under the symbol BFSC.OB.


         Bingham is a specialized financial services company that provides financing for new and previously owned manufactured homes as well as servicing on manufactured home loans through its Origen Financial L.L.C. subsidiary.